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                        WATERSIDE CAPITAL CORPORATION

                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


      1.    PURPOSE.

            The purpose of the Waterside Capital Corporation 1998 Non-Employee Director Stock Option Plan (the "Plan") is to support the business goals of the Company and to attract, retain, and motivate experienced and knowledgeable non-employee directors by providing incentives that closely align their interests with those of the Company's shareholders. These objectives are accomplished by awarding stock options under the Plan, thereby providing non-employee directors with a proprietary interest in the growth and performance of the Company.

      2.    DEFINITIONS.

            2.1   "Board" shall mean the Board of Directors of the Company.

            2.2 "Change in Control" shall mean the happening of any of the following:

                  2.2.1 when any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), (other than the Company or a subsidiary of the Company or any Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities without the consent of a majority of the Board;

                  2.2.2 the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of
Item 6(e) of Schedule 14A of the Exchange Act.;

                  2.2.3 when, during a period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this (iii)); or

                  2.2.4 the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

            2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

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            2.4   "Company" shall mean Waterside Capital Corporation, a
corporation organized under the laws of the Commonwealth of Virginia and its subsidiaries, including subsidiaries of subsidiaries.

            2.5 "Disability" shall mean permanent and total disability as determined under the Company's long-term disability program.

            2.6 "Eligible Director" shall mean a member of the Board who is eligible for grants under the Plan pursuant to the provisions of Section 6.

            2.7 "Effective Date" shall mean January 27, 1998, subject to approval of the Plan by the shareholders of the Company.

            2.8 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor thereto.

            2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

            2.10 "Fair Market Value" shall mean as of any given date, the average of the bid and ask prices for each of the preceding twenty (20) business days of the Stock on the Nasdaq SmallCap Market.

            2.11 "Options" shall mean non-statutory stock options granted under this Plan to purchase shares of Stock.

            2.12 "Option Agreement" shall mean an agreement evidencing the grant of an Option under the Plan in such form as the Committee may prescribe.

            2.13 "Participant" means an Eligible Director who has received an Option grant under this Plan.

            2.14 "Plan" shall mean the Waterside Capital Corporation 1998 Non-Employee Director Stock Option Plan, as set forth herein and as it may be amended from time to time.

            2.15 "Retirement" shall mean cessation of active services as a member of the Board at or after age 65, or with the consent of the Board, any early retirement date so specified.

            2.16  "SEC" shall mean the Securities and Exchange Commission.

            2.17 "Stock" means the Common Stock, $1.00 par value per share, of the Company.

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      3.    ADMINISTRATION.

            The Plan shall be administered by the Board. The Board shall have full and final authority in its discretion: to make, adopt, amend, and rescind rules and regulations for the administration of the Plan; to conclusively interpret the provisions of the Plan and to decide all questions or fact arising in its application; to determine the Participants to whom awards shall be made under the Plan; to determine the type of award to be made and, subject to Section 7 hereof, to determine the amount, size and terms of each such award to Participants (including, but not limited to, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an option, and waivers or accelerations thereof, and waiver of performance conditions relating to an option based in each case on such conditions as the Board shall determine); to determine the time when Options will be granted; to prescribe from time to time the form and the terms, provisions, and conditions not inconsistent with the Plan, of any agreements to be entered under the Plan; to determine whether, to what extent and under what circumstances cash or common stock of the Company or a combination thereof payable or deliverable with respect to an Option will be deferred automatically, at the election of the Board, or at the election of a Participant; and to make all other determinations necessary or advisable for the administration of the Plan. The Board may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set.

      4.    SHARES OF STOCK SUBJECT TO THE PLAN.

            The number of shares of common stock of the Company for which Options may be granted under the Plan shall not exceed 25,000. As soon as possible after adoption of the Plan by the Company's shareholders, the Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of stock available for issuance pursuant to Options. Stock related to Options that are forfeited, terminated, expire unexercised, or are settled in such manner that all or some of the shares covered by an Option under this Plan are not issued to a Participant shall immediately become available for Options under this Plan.

      5.    ADJUSTMENTS.

            In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, in which the number of shares held by Company shareholders prior to such event is affected by such event, then the Committee shall adjust the number of shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Option or the number or kind of shares issuable pursuant to an outstanding Option under the Plan. Notwithstanding the foregoing, all changes in the outstanding common stock of the Company shall be considered in determining the number of shares of outstanding common stock of the Company for purposes of Section 4 of this Plan.

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      6.    ELIGIBILITY.

            Only members of the Board who (i) are not employees of the Company or of any subsidiary or affiliate of the Company and (ii) are elected, or are subject to election, as directors by the holders of the Company's Stock are eligible to receive grants of Options under the Plan ("Eligible Director"). Any Eligible Director to whom Options have been granted and who thereafter becomes an employee of the Company or of any subsidiary or affiliate of the Company shall cease to be eligible for any further Option grants under the Plan while an employee, but shall not, by reason of becoming an employee, cease to be eligible to retain Options previously granted under the Plan.

      7. SPECIAL PROVISION RELATING TO OPTION GRANTS. ALL OPTIONS GRANTED UNDER THE PLAN SHALL BE SUBJECT TO THE FOLLOWING TERMS.

            7.1 Option Exercise Price. The exercise price of all Options granted under this Plan shall be the Fair Market Value of the Stock at the time of grant.

            7.2 Vesting of Option. All Options granted under this Plan shall vest on the first anniversary of grant.

            7.3 Exercise of Option. All Options granted under this Plan shall expire on the first to occur of: (i) one year following the date the Participant ceases to be a member of the Board for any reason; and (ii) ten years from the date of grant of the Option.

            7.4 Payment of Exercise Price. Options may be exercised in whole or in part at any time and from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. Payment in full or in part may also be made in the form of Stock already owned by the Participant. If payment of the Option exercise price is made in whole or in part in the form of Stock already owned by the Participant, the Company may require that the Stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise. No shares of Stock shall be issued until full payment therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Participant has given written notice of exercise, has paid in full the purchase price for such shares, and, if requested, has given the representation described in Section 12.1.

            7.5 Holding Period. Any other provision of this Plan notwithstanding, a Participant may not sell or dispose of any shares of Stock acquired pursuant to the exercise of an Option until at least six (6) months have elapsed from the date of the grant of the Option.

            7.6 Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Exchange Act, and the rules promulgated thereunder by the SEC, the Company shall cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company


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instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

      8.    NON-TRANSFERABILITY OF OPTIONS.

            No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Participant's lifetime, only by the Participant.

      9.    OPTION AGREEMENT.

            A Participant who has received an Option grant shall not have any rights with respect to such Option unless, within thirty (30) days of the date of the Option grant, such recipient delivers an executed copy of the Option Agreement to the Company, and complies with the applicable terms and conditions of the Option Agreement.

      10.   ACCELERATED VESTING AND FORFEITURE.

            Any other provision of this Plan notwithstanding, all shares of Stock available under any Option granted to a Participant shall automatically vest on account of (i) death of the Participant, (ii) Disability of the Participant (iii) Retirement of the Participant, or (iv) a Change in Control of the Company. In the event a Participant ceases to be a member of the Board for any other reason, shares of Stock subject to an Option which have not vested on the date of termination shall thereafter cease to be available under the Option and shall be forfeited by the Participant.

      11.   AMENDMENT AND TERMINATION.

            The Board may amend, alter, suspend or terminate this Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company, increase the maximum number of shares of Stock reserved for issuance under the Plan (other than for adjustments pursuant to Section 5), materially increase the benefits accorded to Participants under the Plan or change the description of the individuals eligible to receive Options; and provided further, that no amendment of any provision of the Plan governing the amount of Stock and price under, and timing of, grants of Options pursuant to the Plan shall be made more frequently than once in any six month period, other than to comport with changes in the Code, ERISA or the rules thereunder. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Option held by the Participant as of the date of such termination or amendment without such Participant's consent.

      12.   GENERAL PROVISIONS.

            12.1 The Committee may require each person purchasing shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All


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certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange or automated quotation system upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            12.2 Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional award or compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only if specific cases.

            12.3 The adoption of the Plan shall not confer upon any director of the Company any right to continue as a member of the Board.

            12.4 The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

      13.   WITHHOLDING.

            Whenever the Company proposes or is required to issue or transfer shares of common stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

      14.   NON-UNIFORM DETERMINATION.

            The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms, provisions and conditions of such Options, the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

      15.   COMPLIANCE WITH EXEMPTION RULES UNDER SECTION 16 OF THE EXCHANGE
            ACT.

            It is the intent of the Company that transactions involving equity securities under the Plan be exempt under Rule 16b-3 under the Exchange Act. Accordingly, if any provision of the Plan or any Option or Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

      16.   GOVERNING LAW.

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            The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent federal law and the rules and regulations promulgated thereunder by the SEC apply.






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